UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2006

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 24, 2006, Heritage Financial Corporation (“Heritage”) and Western Washington Bancorp (“WWB”) entered into an Agreement and Plan of Mergers (the “Agreement”) pursuant to which WWB agreed to merge with and into Heritage (the “Merger”). Heritage is a bank holding company headquartered in Olympia, Washington. The Merger contemplates that WWB’s banking subsidiary, Washington State Bank, National Association will be merged with and into Heritage’s banking subsidiary, Heritage Bank. The information set forth herein is qualified by reference to the Agreement which is filed as a part of this 8-K as Exhibit 2.

The Agreement provides that, if the Merger is completed, WWB shareholders will receive approximately 1.25 shares of Heritage Common Stock and $20.36 in cash for each share of WWB stock they own, subject to adjustment.

Consummation of the acquisition is subject to several conditions, including, among other things, receipt of applicable regulatory approvals and approval by shareholders of WWB. The transaction is expected to be completed by June 30, 2006.

ITEM 7.01	– REGULATION FD DISCLOSURE

On January 25, 2006, Heritage and WWB issued a joint press release announcing the Merger. The press release is attached hereto as Exhibit 99.

ITEM 9.01	– FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

Exhibit 2	Agreement and Plan of Mergers dated January 24, 2006

Exhibit 99	Press Release dated January 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2006

HERITAGE FINANCIAL CORPORATION

By:	/S/ DONALD V. RHODES
Donald V. Rhodes Chairman and Chief Executive Officer